AMENDMENT 3

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of October 1, 2022 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Marketing Agent Agreement among ALPS, the General Partner and the Fund dated as of October 30, 2009, as amended
“ALPS”	ALPS Distributors, Inc.
“General Partner”	United States Commodity Funds LLC
“Fund”	United States 12 Month Natural Gas Fund, LP

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS DISTRIBUTORS, INC.		UNITED STATES COMMODITY FUNDS LLC

By:	/s/ Stephen Kyllo	By:	/s/ John P. Love

Name:	Stephen Kyllo	Name:	John P. Love

Title:	SVP & Director	Title:	President & CEO

UNITED STATES 12 MONTH NATURAL GAS FUND, LP, by United States Commodity Funds LLC as General partner

By:	/s/ John P. Love

Name:	John P. Love

Title:	President & CEO

Marketing Agent Agreement Amendment 3

Schedule A to this Amendment

Amendments

Effective as of Effective Date, the Existing Agreement is amended as follows:

1.	The following shall be added to the end of Section 4.1:

“In carrying out its duties and obligations pursuant to this Agreement, some or all services may be delegated by Marketing Agent to one or more of its affiliates or other Persons (and any required Fund and/or General Partner consent to such delegation shall not be unreasonably revoked or withheld in respect of any such delegations), provided that such affiliates or other Persons are selected in good faith and with reasonable care and are monitored by Marketing Agent. If Marketing Agent delegates any services, (i) such delegation shall not relieve Marketing Agent of its duties and obligations hereunder, and (ii) if required by applicable Law, Marketing Agent will identify such agents and the services delegated and will update Fund and/or General Partner when making any material changes in sufficient detail to enable Fund and/or General Partner to object to a particular arrangement.”

2.	Section 4.3 of the Existing Agreement shall be deleted in its entirety and replaced with the following new Section 4.3:

“4.3 Marketing Agent Fee. The Marketing Agent shall be paid by the General Partner for the services of the Marketing Agent as marketing agent to the Fund hereunder, a fee for its services, calculated daily and payable monthly, as follows (the “Fee”): 2.5 basis points of the Fund’s total net assets.

The General Partner shall reimburse Marketing Agent for all associated expenses with respect to the performance of Marketing Agent services performed hereunder, including the cost of placing advertisements in various periodicals; web construction and development; and the printing and production of various marketing materials.”

3.	Exhibit C of the Existing Agreement shall be deleted in its entirety and replaced with the following new Exhibit C attached hereto.

EXHIBIT C

SCHEDULE OF SERVICES

With respect to the provision of Marketing Agent Support Services, Marketing Agent shall perform the following:

•	Fund call center support

Capital Markets:

•	Answer questions from Market Makers (“MMs”) regarding portfolio holdings, portfolio trading clarity and Net Asset Value pricing
•	Coordinate MM block trades with designated Authorized Participants for creations/redemptions
•	Coordinate trades with Lead Market Makers (“LMMs”) or other MMs for large trades or tighter pricing strategies
•	Distribute marketing material to MMs who in turn can distribute to interested clients
•	Handle settlement issues between custodian and Authorized Participants and MMs
•	Coordinate with Marketing Agent’s designated web team with respect to website and MM holdings file support
•	Coordinate with the Marketing Agent’s order desk regarding creation and redemption orders

Marketing Agent Operations:

•	Maintain and supervise FINRA registrations for licensed individuals
o	Coordinate Continuing Education requirements
o	Administer & maintain required filings/licenses with FINRA
•	Provide Fund advertising and sales literature review, approval and record maintenance of online submission, review/approval and real-time status updates through SS&C Advertising Review Portal
o	File required materials with FINRA
o	Provide advertising regulatory and disclosure guidance
o	Consult and support client’s marketing model and strategy
•	Exchange-Traded Product Order Processing Oversight
•	Intermediary/AP Services
o	Due Diligence and Oversight Services
o	Facilitate document delivery and communicate announcements
o	AP Agreement Retention – Online access provided via the Client Portal

Creative Services:

Brand Management, Design, Graphic Production, Web Development, Maintenance & Hosting. Marketing Agent or its designee will provide design, development, maintenance and hosting for the website, along with the design and production of marketing materials and brand management, on behalf of the General Partner and/or the Funds. The design, development and production of web and marketing materials are based on content provided by General Partner and brand guidelines as created by Marketing Agent or its designee, as approved by the General Partner. Marketing Agent or its designee will work closely with General Partner to ensure messaging and layout is approved for all projects. Project completion will be based on the receipt of required content from General Partner and its Fund Accountant, and approvals by General Partner.

Design and Graphic Production – Project Scope to Include

•	Design and production of materials, to include:
o	Collateral
o	Marketing Materials (digital and print)
o	Presentation Decks
o	Advertisements
o	Regulatory report covers
•	Email Blasts
o	Design, HTML Development and Distribution (distribution lists to be managed and provided by the General Partner)
o	Report monthly results to the General Partner’s Chief Marketing Officer

Web Design, Development and Maintenance – Project Scope to Include

•	Fully customizable site (additional hours and fees may apply to project scope changes and development as agreed upon, in writing, by Marketing Agent or its designee and the General Partner)
•	Maintenance and Hosting of website
•	All content and data to be reviewed/provided and approved by General Partner to Marketing Agent or its designee
•	Screen shots of edits will be provided to General Partner for review and approval before being assisted by the Creative Services team to initiate the needed compliance review (if applicable) and approval process

SSL Certificate – Secured Website Project Scope

•	As the domain owner, to facilitate and place an SSL certificate for the URL/Fund website and required server updates, General Partner will be responsible as communicated by Marketing Agent or its designee to complete domain process for the renewal of the certificate

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.
2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.
3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.
4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.
Page 5 of 5